EXHIBIT 99.1

DTS Reports First Quarter Fiscal 2014 Financial Results

Strong Earnings Growth Driven by Record Organic Revenue, Strength in Game Consoles

CALABASAS, Calif., May 12, 2014 (GLOBE NEWSWIRE) -- DTS, Inc. (Nasdaq:DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced financial results for the first quarter ended March 31, 2014.

"DTS started off the year with record organic revenue and strong earnings growth, with non-GAAP net income up nearly 60% for the quarter. We believe that our Q1 performance puts us solidly on track to achieve our 2014 goals," said Jon Kirchner, chairman and CEO of DTS, Inc. "With the launch of Headphone:X on the world's first 2K smartphone during the quarter, along with a supporting content service, we expect 2014 to be a year marked by meaningful progress across our key program initiatives. Headphone:X and Play-Fi represent cutting edge solutions that we expect to lay an exciting foundation for our future growth as we continue to redefine the connected consumer entertainment experience."

Financial Comparison
	Q1 2014	Q1 2013
Revenue	$36.8 million	$32.7 million
Year-over-Year Growth Rate	13%

GAAP Net Income/(Loss)	$5.6 million	$(1.5 million)
GAAP Earnings/(Loss) Per Share*	$0.32	($0.08)

Non-GAAP Operating Margin	24%	21%
Non-GAAP Net Income	$6.3 million	$4.0 million
Non-GAAP Earnings Per Share*	$0.36	$0.22
*Earnings/(Loss) Per Diluted Share Net of Tax

Other GAAP Results
	Q1 2014	Amount Per Diluted Share*
Stock-Based Compensation	$2.5 million	$0.10
Amortization of Intangibles	$2.4 million	$0.10
Realignment Costs	$1.1 million	$0.05
*Amount Per Diluted Share Net of Tax @ 28%

DTS closed the quarter with cash and investments totaling $62.8 million and bought back 374,200 shares as part of the approved 2 million share buyback program.

The GAAP and non-GAAP reconciling items for the quarters ended March 31, 2014 and 2013 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the investor relations portion of the Company's website at www.DTS.com.

Business Outlook

The Company continues to expect full year revenue in the range of $132 to $138 million, including a normal level of royalty recoveries, non-GAAP operating margins in the mid-20s and non-GAAP diluted EPS in the range of $1.20 to $1.40 based on a 30% effective tax rate. Stock-based compensation expense is expected to be in the range of $0.41 to $0.47 per diluted share net of tax and amortization of intangibles is expected to be in the range of $0.41 to $0.45 per diluted share net of tax. The Company expects its tax rate, for both GAAP and non-GAAP purposes, to be approximately 30% in 2014. On a GAAP basis, the Company expects operating profit of approximately 7% to 10% and EPS in the range of $0.38 to $0.48 per diluted share net of tax.

The Company continues to expect growth in 2014 to primarily come from the network-connected markets, specifically connected TVs, mobile devices and PCs. Network-connected markets are expected to represent more than 50% of total revenue in 2014.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude charges and the related income tax effect for stock-based compensation, the amortization of intangible assets, and certain acquisition, integration and restructuring-related costs. Over the past several years, the Company's GAAP tax rate has been subject to substantial variability caused by three-year cumulative pre-tax losses in the U.S., which required the Company to record a valuation allowance against all U.S. Federal deferred tax benefits. For the first quarter of 2013, the Company's non-GAAP earnings included a normalized 40% effective tax rate as management believed that the Company's inability to utilize its U.S. deferred tax benefits would be temporary. In 2014, the Company affected a complex restructuring of certain intellectual property rights which addressed the issue of U.S. taxable income and generated a $3.5 million discrete item credit in its first quarter of 2014 tax provision. With the Company's global entity structure now optimized, management believes the appropriate measure for its first quarter 2014 results is to use its actual effective tax rate excluding the discrete item adjustments – approximately 28% – on the pre-tax earnings of the Company. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate DTS' financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Conference Call Information for May 12, 2014

DTS will host a conference call and live webcast at 1:30 p.m. Pacific Time to discuss the first quarter ended March 31, 2014 results. To access the conference call, dial 1-877-941-9205 or 1-480-629-9771 (outside the U.S. and Canada). A live webcast of the call will be available from the Investor Relations section of the Company's corporate website at www.dts.com and via replay beginning two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 4:30 p.m. Pacific Time, May 12, 2014 through 11:59 p.m. Pacific Time, May 26, 2014, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4681067#.

About DTS, Inc.

DTS, Inc. (Nasdaq:DTSI) is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS exists to make the world sound better. DTS' audio solutions are designed to enable recording, delivery and playback of simple, personalized, and immersive high-definition audio, and are incorporated by hundreds of licensee customers around the world into an array of consumer electronics devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in televisions, personal computers, smartphones, tablets, digital media players, video game consoles, Blu-ray Disc players, audio/video receivers, soundbars, DVD based products, automotive audio systems, set-top-boxes, and home theater systems. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California.  DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Ireland, Japan, Singapore, South Korea, Taiwan and the United Kingdom.  Copyright 2014, DTS, Inc. DTS, the Symbol, and DTS and the Symbol together are registered trademarks of DTS, Inc. All other trademarks are the properties of their respective owners. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions, financial or operating performance, or future effective tax rates, including statements regarding overall profitability in 2014; any statements regarding anticipated growth in the network-connected markets and in the Blu-ray, automotive and home AV markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market, the continued decline in optical disc-based product sales, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the Company's inclusion in or exclusion from governmental and industry standards, continued customer acceptance of the Company's technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, success of the Company's research and development efforts, risks related to integrating acquisitions, greater than expected costs, the departure of key employees, negative trends in the general economy, continued weakness in the global financial markets and decreases in consumer confidence, a loss of one or more of our key customers or licensees, changes in domestic and international market and political conditions, unanticipated changes in our tax provisions and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

DTS-I

DTS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	As of March 31, 2014	As of December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 57,809	$ 66,025
Short-term investments	5,007	5,004
Accounts receivable, net	16,875	11,637
Deferred income taxes	5,727	5,787
Prepaid expenses and other current assets	3,782	5,480
Income taxes receivable	2,263	2,826
Total current assets	91,463	96,759
Property and equipment, net	29,121	30,116
Intangible assets, net	48,180	50,225
Goodwill	48,418	48,418
Deferred income taxes	19,163	11,667
Other long-term assets	4,568	4,613
Total assets	$ 240,913	$ 241,798

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 2,928	$ 2,802
Accrued expenses	10,659	12,142
Deferred revenue	7,966	10,262
Total current liabilities	21,553	25,206
Long-term debt	30,000	30,000
Other long-term liabilities	6,406	3,480

Stockholders' equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	226,691	224,971
Treasury stock, at cost	(92,184)	(84,689)
Accumulated other comprehensive income	789	747
Retained earnings	47,655	42,080
Total stockholders' equity	182,954	183,112
Total liabilities and stockholders' equity	$ 240,913	$ 241,798

DTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2014	2013
	(Unaudited)

Revenue	$ 36,835	$ 32,728
Cost of revenue	2,331	2,322
Gross profit	34,504	30,406
Operating expenses:
Selling, general and administrative	22,605	21,690
Research and development	8,823	7,679
Total operating expenses	31,428	29,369
Operating income	3,076	1,037
Interest and other income (expense), net	(214)	(245)
Income before income taxes	2,862	792
Provision (benefit) for income taxes	(2,713)	2,324
Net income (loss)	$ 5,575	$ (1,532)

Net income (loss) per common share:
Basic	$ 0.32	$ (0.08)
Diluted	$ 0.32	$ (0.08)

Weighted average shares outstanding:
Basic	17,284	18,218
Diluted	17,571	18,218

DTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended March 31,
	2014	2013
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$ 5,575	$ (1,532)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,633	3,837
Stock-based compensation charges	2,469	3,013
Deferred income taxes	(3,575)	362
Tax benefits (shortfalls) from stock-based awards	(269)	(319)
Excess tax (benefits) shortfalls from stock-based awards	(2)	3
Other	149	31
Changes in operating assets and liabilities:
Accounts receivable	(5,300)	(731)
Prepaid expenses and other assets	1,619	929
Accounts payable, accrued expenses and other liabilities	(2,458)	(4,257)
Deferred revenue	(2,296)	(621)
Income taxes receivable	563	574
Net cash provided by operating activities	108	1,289
Cash flows from investing activities:
Purchases of available-for-sale investments	(3)	(5,059)
Maturities of available-for-sale investments	--	7,749
Purchases of property and equipment	(200)	(773)
Purchases of intangible assets	(148)	(260)
Net cash provided by (used in) investing activities	(351)	1,657
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock-based compensation plans	186	97
Repurchases and retirement of common stock for restricted stock tax withholdings	(666)	(767)
Excess tax benefits (shortfalls) from stock-based awards	2	(3)
Purchases of treasury stock	(7,495)	--
Net cash used in financing activities	(7,973)	(673)
Net change in cash and cash equivalents	(8,216)	2,273
Cash and cash equivalents, beginning of period	66,025	57,831
Cash and cash equivalents, end of period	$ 57,809	$ 60,104

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended March 31,
	2014	2013
Cost of revenue:
GAAP cost of revenue	$ 2,331	$ 2,322
Amortization of intangible assets	2,143	2,203
Non-GAAP cost of revenue	$ 188	$ 119

Selling, general and administrative:
GAAP selling, general and administrative	$ 22,605	$ 21,690
Amortization of intangible assets	214	250
Stock-based compensation	1,798	2,301
Acquisition and integration related costs*	--	350
Realignment costs	785	--
Non-GAAP selling, general and administrative	$ 19,808	$ 18,789

Research and development:
GAAP research and development	$ 8,823	$ 7,679
Amortization of intangible assets	--	--
Stock-based compensation	671	712
Acquisition and integration related costs*	--	38
Realignment costs	333	--
Non-GAAP research and development	$ 7,819	$ 6,929

Operating income:
GAAP operating income	$ 3,076	$ 1,037
Amortization of intangible assets	2,357	2,453
Stock-based compensation	2,469	3,013
Acquisition and integration related costs*	--	388
Realignment costs	1,118	--
Non-GAAP operating income	$ 9,020	$ 6,891
Non-GAAP operating income as a % of revenue	24%	21%

Net income (loss):
GAAP net income (loss)	$ 5,575	$ (1,532)
Amortization of intangible assets	2,357	2,453
Stock-based compensation	2,469	3,013
Acquisition and integration related costs*	--	388
Realignment costs	1,118	--
Adjustment for income taxes	(5,197)	(334)
Non-GAAP net income	$ 6,322	$ 3,988

Non-GAAP diluted income per common share	$ 0.36	$ 0.22

Non-GAAP weighted average diluted shares outstanding	17,571	18,449

* In 2012, the Company acquired SRS Labs, Inc. and the assets of Phorus, Inc. and Phorus, LLC.

Non-GAAP Financial Targets

The following tables show the Company's fiscal year 2014 GAAP guidance reconciled to non-GAAP financial targets.

	Fiscal Year 2014
	Low	High

Operating income as a % of revenue:

GAAP operating income as a % of revenue	7%	10%
Amortization of intangible assets	8%	9%
Stock-based compensation	8%	9%
Non-GAAP operating income as a % of revenue	23%	28%

Net income per diluted share:

GAAP net income per diluted share	$ 0.38	$ 0.48
Amortization of intangible assets	0.58	0.64
Stock-based compensation	0.58	0.67
Tax adjustments	(0.34)	(0.39)
Non-GAAP net income per diluted share	$ 1.20	$ 1.40

Weighted average shares used to compute Non-GAAP net income per diluted share (millions)	18.0	18.0
CONTACT: Investor Contact

         DTS, Inc.
         Geri Weinfeld
         Director, Investor Relations
         geri.weinfeld@dts.com
         (818) 436-1231